EXHIBIT 23.2

                      CONSENT OF ANNESS, GERLACH & WILLIAMS

                     [ANNESS, GERLACH & WILLIAMS LETTERHEAD]





                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the use in this Registration Statement of First Niles Financial, Inc. on Form SB-2, and Application for Conversion on Form AC, of our report dated February 2, 1998 (except for Note M, as to which the date is July 6, 1998), included herein, on the consolidated financial statements of Home Federal Savings and Loan Association of Niles as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to us under the headings "Experts" and "Legal and Tax Matters" in the Prospectus, which is part of this Registration Statement.



                                            /s/ Anness, Gerlach & Williams
                                            ------------------------------


Youngstown, Ohio

July 8, 1998